October 17, 2005

VIA FEDERAL EXPRESS
AND FACSIMILE (310) 752-1486
----------------------------
Digicorp
100 Wilshire Boulevard, Suite 1750
Santa Monica, CA 90401
Attn: William B. Horne, CEO

      Re:   Exchange of Warrants

Dear Will:

      This letter documents the agreement among Bodnar Capital Management, LLC ("Bodnar Capital") and Digicorp to cancel certain warrants owned by Bodnar Capital in exchange for the issuance by Digicorp of a replacement warrant, as further described below. Pursuant to a Subscription Agreement dated May 18, 2005 between Digicorp and Bodnar Capital (the "Subscription Agreement"), Bodnar Capital purchased 2,941,176 shares of Digicorp's common stock ("Common Stock") and warrants to purchase an aggregate of 3,000,000 shares of Common Stock with exercise prices ranging from $0.25 to $1.50 per share (the "May Warrants").

      Bodnar Capital and Digicorp hereby agree to cancel all of the May Warrants in exchange for the issuance by Digicorp to Bodnar Capital of a warrant to purchase 500,000 shares of Common Stock with an exercise price of $0.01 per share exercisable for a period of five years (the "October Warrant"). Bodnar Capital is delivering herewith the original May Warrants for cancellation by Digicorp. Upon receipt of the original May Warrants, Digicorp shall immediately issue and deliver the October Warrant to Bodnar Capital.

      Bodnar Capital and Digicorp hereby represent and warrant that each of the representations and warranties of each respective party contained in Articles I and II of the Subscription Agreement are true and correct in all material respects on and as of the date of this letter.

      If you agree with the foregoing, please indicate your approval of same by signing this letter in the space provided below.

                                                    Very truly yours,

                                                    /s/ Steven J. Bodnar
                                                    ----------------------------
                                                    Steven J. Bodnar
                                                    Managing Member

ACCEPTED AND AGREED TO:

Digicorp

/s/ William B. Horne      (10/27/05)
------------------------------------
William B. Horne
Chief Executive Officer